Exhibit 10.26

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) is entered into as of September 30, 2016, by and between Azure Power Global Limited, a public company limited by shares incorporated under the laws of Mauritius (the “Company”), and CDPQ Infrastructures Asia Pte Ltd., a company organized and existing under the laws of Singapore (the “Purchaser”).

WHEREAS, the Company intends to offer and sell equity shares, par value $0.01 per equity share, of the Company (the “Equity Shares”) to the public and list the Equity Shares on the New York Stock Exchange (the “IPO”). WHEREAS, concurrently with the IPO, the Company desires to issue, sell and convey that number of Equity Shares determined by dividing $75 million by the lesser of (i) $22.00 and (ii) the price to the public for one Equity Share offered in the IPO, rounded to the nearest whole number, to the Purchaser, and the Purchaser desires to purchase such Equity Shares from the Company, pursuant to and in accordance with the terms and conditions of this Agreement (such Equity Shares to be purchased hereunder, the “Shares”); and

NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a) In connection with the IPO, a registration statement on Form F-1 (File No. 333-208584) relating to the offer and sale of Equity Shares (other than the Shares) has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; and (ii) been filed with the Commission under the Securities Act. As used in this Agreement:

(iv) “Preliminary Prospectus” means the most recent preliminary prospectus relating to the Equity Shares included in the Registration Statement prior to the date hereof; and

(vii) “Registration Statement” means such registration statement, as amended as of immediately prior to the date hereof, including the Preliminary Prospectus and all exhibits to such registration statement.

(b) The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares, is not on the date hereof and will not be on the Closing Date (as defined below), an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(c) Except for the omission of pricing information related to the IPO, the Registration Statement conforms on the date hereof and will conform in all material respects on the Closing Date to the requirements of the Securities Act and the rules and regulations thereunder. The Preliminary Prospectus conforms on the date hereof, and the final prospectus relating to the Equity Shares, as filed with the Commission pursuant to Rule 424(b) under the Securities Act on the Closing Date will conform, to the requirements of the Securities Act and the rules and regulations thereunder.

(d) Except for the omission of pricing information related to the IPO and as set forth on Schedule I, the Registration Statement did not when filed, and as of its effective date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for inclusion therein.

(e) Except for the omission of pricing information related to the IPO and as set forth on Schedule I, the Preliminary Prospectus does not on the date hereof, and as of the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for inclusion therein.

(f) The Company and each of its subsidiaries have been duly organized, is validly existing and in good standing (where such concept is applicable) as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company and each of its subsidiaries have all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. None of the subsidiaries of the Company (other than Azure Power India Private Limited, Azure Power (Haryana) Private Limited, Azure Power (Rajasthan) Private Limited, Azure Solar Private Limited and Azure Urja Private Limited (collectively, the “Significant Subsidiaries”)) is a “significant subsidiary” (as defined in Rule 405 under the Securities Act). Exhibit 21.1 to the Registration Statement lists all subsidiaries of the Company other than those subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” (as defined in Rule 405 under the Securities Act).

(g) The Company has an authorized capitalization as set forth in the Preliminary Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained in the Preliminary Prospectus and were issued in compliance with U.S. federal and state and foreign securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants

2

and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform in all material respects to the description thereof contained in the Preliminary Prospectus and were issued in compliance with U.S. federal and state securities laws. Except as disclosed in the Preliminary Prospectus, all of the issued shares of capital stock or other ownership interest of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h) The Shares to be issued and sold by the Company to the Purchaser hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform in all material respects to the description thereof contained in the Preliminary Prospectus, will be issued in compliance with U.S. federal and state securities laws and the laws of Mauritius and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(i) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and except to the extent Section 9 is found to violate public policy.

(j) The issue and sale of the Shares, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the certificate of incorporation, constitution, memorandum and articles of association (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the issue

3

and sale of the Shares, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Preliminary Prospectus.

(l) The historical financial statements (including the related notes and supporting schedules) included in the Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

(m) Ernst & Young Associates LLP, a member firm of Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the Preliminary Prospectus are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

(n) The Company and each of its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(o) (i) The Company and each of its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (ii) such disclosure controls and procedures are designed to ensure that the information is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(p) Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Ernst & Young Associates LLP, a member firm of Ernst & Young LLP, (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that could significantly adversely affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

4

(q) The Company will take all necessary actions to ensure that, upon effectiveness of the Registration Statement, the Company and any of the Company’s directors and officers in their capacities as such will comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(r) Since the date of the latest audited financial statements included in the Preliminary Prospectus, and, except as disclosed in the Preliminary Prospectus, neither the Company nor any of its subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities, except as set forth or contemplated in the Preliminary Prospectus, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business or otherwise set forth or contemplated in the Preliminary Prospectus, (iv) entered into any material transaction not in the ordinary course of business, except as set forth or contemplated in the Preliminary Prospectus, or (v) declared or paid any dividend on its capital stock, and since such date, there has not been any change in the capital stock (other than the issuance of equity shares, if any, pursuant to employee incentive plans described in the Preliminary Prospectus) or long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, that are material to the business of the Company, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the Preliminary Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. All assets held under lease by the Company and its subsidiaries, that are material to the business of the Company, are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries.

(t) The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Preliminary Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of, or in default under, any of the Permits, except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any Permits, which, individually or in the aggregate, if revoked or modified, would reasonably be expected to have a Material Adverse Effect.

5

(u) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(v) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, in the aggregate, reasonably be expect to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(w) There are no contracts or other documents required to be described in the Registration Statement or the Preliminary Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required. The statements made in the Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. Neither the Company nor any of its subsidiaries has knowledge that any other party to any such contract or other document has any intention not to render full performance in all material respects as contemplated by the terms thereof.

(x) The statements made under the caption “Business—Government Regulations,” insofar as it purports to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(y) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is

6

denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(z) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Preliminary Prospectus which is not so described.

(aa) No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(bb) Neither the Company nor any of its subsidiaries (i) is in violation of its certificate of incorporation, constitution, memorandum and articles of association (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc) The Company and each of its subsidiaries (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Preliminary Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is

7

reasonably believed no monetary sanctions of $100,000 or more will be imposed and (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect.

(dd) The Company and each of its subsidiaries have filed all U.S. federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that have been, or would reasonably be expected to be asserted against the Company, that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee) Neither the Company nor any of its subsidiaries is, and as of the applicable Closing Date and, after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(ff) Except as described in the Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

(gg) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(hh) The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(ii) The Company and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the equity shares of the Shares.

(jj) The Shares has been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution on, The New York Stock Exchange.

8

(kk) Neither the Company nor any subsidiary is in violation of or has received notice of any violation with respect to any U.S. federal or state or foreign law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable U.S. federal or state or foreign wage and hour laws, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(ll) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, after due inquiry, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has in the course of its actions for, or on behalf of, the Company or any of its subsidiaries: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect payment to any foreign or domestic government official from corporate funds in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”); (iii) violated or is in violation of any applicable provision of the FCPA, U.K. Bribery Act 2010, as amended, or any other applicable anti-bribery statute or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, foreign official or employee, which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA, and except as would reasonably be expected to result in a Material Adverse Effect, all other applicable anti-bribery statutes and regulations, and currently maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with the FCPA and other applicable anti-bribery statutes and regulations therewith.

(mm) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, after due inquiry, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is (i) currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, and Syria); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory,

9

that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. The Company and its subsidiaries have not knowingly engaged in for the past five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(oo) To ensure the legality, validity, enforceability or admissibility into evidence in a legal or administrative proceeding in Mauritius of this Agreement, it is not necessary that this Agreement be filed or recorded with any court or other government authority or regulatory body in Mauritius or that any registration tax, stamp duty or similar tax be paid in Mauritius on or in respect of any of this Agreement or any other document to be furnished hereunder, other than court costs, including (without limitation) filing fees and deposits to guarantee judgment required by a court of law in Mauritius.

(pp) Under the laws of Mauritius, each registered holder of Equity Shares shall be entitled to seek enforcement of its rights in a direct suit, action or proceeding against the Company. It is not necessary in order to enable any owner of Equity Shares to enforce any of its rights that such owner of Equity Shares be licensed, qualified or entitled to do business in Mauritius.

(qq) No stamp or other issuance or transfer taxes or duties and no withholding taxes are or will be payable by or on behalf of the Purchaser in connection with the execution, delivery or performance of this Agreement.

(rr) Except as described in the Preliminary Prospectus, no approvals are currently required in Mauritius in order for the Company to pay dividends or other distributions declared by the Company to holders of Equity Shares. Except as described in the Preliminary Prospectus under current laws and regulations of Mauritius and any political subdivision thereof, any amounts payable with respect to the Equity Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the Equity Shares may be paid by the Company in U.S. dollars that may be converted into foreign currency and freely transferred out of Mauritius, and, except as described in the Preliminary Prospectus, no such payments made to holders thereof or therein who are non-residents of Mauritius will be subject to income, withholding or other taxes under laws and regulations of Mauritius or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Mauritius or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Mauritius or any political subdivision or taxing authority thereof or therein.

(ss) The Company is a “foreign issuer” (as defined in Regulation S under the Securities Act).

(tt) Neither the Company nor any of its affiliates (as defined in Regulation 501 under the Securities Act) nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (as defined in Regulation S under the Securities Act) in connection with the offering of the Shares.

10

Any certificate signed by any officer of the Company and delivered to the Purchaser pursuant to this Agreement in connection with the offer and sale of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Purchaser.

2. Representations, Warranties and Agreements of the Purchaser. The Purchaser represents, warrants and agrees that:

(a) The Purchaser has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Purchaser and, when executed and delivered by the Company, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) The Shares to be acquired by the Purchaser hereunder will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof.

(c) The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 1 of this Agreement or the right of the Purchaser to rely thereon.

(d) The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, and are being offered and sold by the Company pursuant to the exemption from registration afforded by Rule 903 under the Securities Act.

(e) The Purchaser is not a U.S. person (as such term is defined in Regulation S under the Securities Act). At the time of the origination of discussion regarding the offer and sale of the Shares and the date of the execution and delivery of this Agreement, the Purchaser was at all times outside of the United States.

(f) Each certificate, instrument, or book entry representing (i) the Shares and (ii) any other securities issued in respect of the securities referenced in clauses (i) upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION OF THE SECURITIES ACT OF 1933.

11

The Purchaser consents to the Company making a notation in its records and giving instructions to any transfer agent of the Shares or such securities in order to implement the restrictions on transfer set forth in this Agreement. The foregoing legend shall be removed from the certificate, instrument or book entry evidencing the Shares and the Company shall, or shall cause its transfer agent to, issue, no later than three Business Days after receipt of a request from the Purchaser, a certificate or certificates evidencing all or a portion of the Shares, as requested by the Purchaser, without such legend if: (i) such Shares have been resold under an effective registration statement under the Securities Act, (ii) such Shares have been transferred in compliance with Rule 144, (iii) all of such Shares are eligible for resale pursuant to Rule 144 under the Securities Act without restriction, or (iv) the Purchaser shall have provided the Company with an opinion of counsel reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, stating that such Shares may lawfully be transferred without registration under the Securities Act and that the foregoing legend may be removed following such transfer.

3. Purchase of the Shares by the Purchaser. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell the Shares to the Purchaser, and the Purchaser agrees to purchase the Shares from the Company. The Company is not obligated to deliver any of the Shares to be delivered on the Closing Date, except upon payment for all such Stock to be purchased on the Closing Date as provided herein.

4. Delivery of and Payment for the Shares. Delivery of and payment for the Shares shall be made at 10:00 A.M., New York City time, on the initial closing date of the offer and sale of Equity Shares pursuant to the Registration Statement (the “Closing Date”). Delivery of the Shares shall be made to the Purchaser against payment by the Purchaser of the purchase price of the Shares being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the account specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Purchaser hereunder.

5. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all of its expenses, costs, fees and taxes incident to and in connection with this Agreement, including any transfer taxes. On the Closing Date, the Company will reimburse the Purchaser for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Purchaser) incurred by the Purchaser in connection with this Agreement and the purchase of the Shares, in an amount not to exceed $50,000.

12

6. Additional Covenants.

(a) The Company shall use its best efforts to cause one person designated by the Purchaser (the “Purchaser Designee”) to be nominated, appointed and elected to the board of directors of the Company (the “Company Board”) and the board of directors of Azure Power India Private Limited (the “AZI Board” and together with the Company Board, the “Boards”) on the Closing Date. Subject to applicable law and the approval of the applicable Board to the extent such approval is required by law, which the Company will use its best efforts to obtain, the Purchaser Designee shall be entitled to sit as a member of any committee of the Company Board and the AZI Board. The Company shall use its best efforts to cause the Company Board and the AZI Board to at all times after the Closing Date to include the Purchaser Designee, unless earlier termination is required by the rules of the New York Stock Exchange. Subject to applicable law, the Purchaser Designee may only be removed from the Company Board or the AZI Board by request from the Purchaser. In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of the Purchaser Designee, the remaining directors of the Company Board and the AZI Board and the Company shall, subject to applicable law, cause the vacancy created thereby to be filled by a new designee of the Purchaser. The Company shall enter into an indemnification agreement with the Purchaser Designee in form and substance reasonably satisfactory to the Purchaser. Subject to the approval of the applicable Board to the extent such approval is required by law, which the Company will use its best efforts to obtain, if at any time the Purchaser Designee is not a member of the Company Board or the AZI Board, the Purchaser shall be entitled to designate a non-voting observer to the Company Board or the AZI Board, as applicable. The Company shall reimburse the Purchaser Designee or non-voting observer, as applicable, for his or her reasonable out-of-pocket expenses incurred in connection with his or her service as a member or non-voting observer of the Company Board, the AZI Board or any committee thereof. The Purchaser Designee or non-voting observer shall be permitted to provide non-privileged information he or she receives in his or her capacity as a member of the Company Board or the AZI Board to the Purchaser, its affiliates or its or their respective directors, officers and employees (the “CDPQ Personnel”) solely for the purposes of monitoring and managing the Purchaser’s investments; provided that, the Purchaser and CDPQ Personnel will (i) keep the Company information strictly confidential, (ii) not disclose any of the Company information in any manner whatsoever without the prior written consent of the Company and (iii) not use the Company information for any purpose other than monitoring and managing the Purchaser’s investment in the Company. The Company acknowledges that the Purchaser and CDPQ Personnel may invest in or have general knowledge with respect to the industry in which the Company operates and the topics generally covered in information provided by the Company (including, without limitation, any confidential information). Subject to the restrictions set forth in this Agreement, neither the execution of this Agreement nor receipt of Company confidential information shall restrict or preclude such activities or use of such general knowledge.

(b) The Purchaser agrees that it will not, directly or indirectly, (i) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) Equity Shares, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Equity Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Shares or other securities, in cash or otherwise, (iii) make any demand for or exercise any right or cause to be filed a

13

registration statement, including any amendments thereto, with respect to the registration of any Equity Shares or securities convertible into or exercisable or exchangeable for Equity Shares or any other securities of the Company, or (iv) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 270th day after the Closing Date. The foregoing sentence shall not apply to (1) transactions relating to Equity Shares or other securities acquired in the open market after the Closing Date, (2) sales, transfers or other dispositions to affiliates of the Purchaser; provided that (x) it shall be a condition to any transfer pursuant to clause (2) that the transferee agrees to be bound by the terms of this Section 6(b) to the same extent as if the transferee were a party hereto; (y) each party (transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the 270-day period referred to above (other than a filing on a Schedule 13D or 13G to the extent required by law), and (z) the Purchaser notifies the Company at least two business days prior to the proposed transfer or disposition.

(c) The Company shall not sell an amount of Equity Shares with a combined value of greater than $200 million pursuant to this Agreement and in the IPO, exclusive of any Equity Shares sold pursuant to the underwriter’s over-allotment option.

7. Participation in Projects.

(a) Subject to approvals required under the constitution of the Company, Azure Power India Private Limited and relevant subsidiary of the Company, or relevant loan or project documents (each of which approvals the Company shall use its best efforts to obtain), if any subsidiary of the Company (each, an “AssetCo”) seeks to raise any capital from a third-party through the issuance of equity or equity-linked securities or instruments, including any security or other instrument exercisable for or convertible or redeemable into equity securities (collectively, “Equity Securities”), the Company shall first offer the Purchaser the right to purchase such Equity Securities pursuant to a term sheet setting forth all material financial terms (a “First Offer”). A First Offer shall be made to the Purchaser prior to the Purchaser or any of its representatives engaging in discussions with any other financing source regarding a financing at an AssetCo. A First Offer may only contain financial and governance terms and may not contain any term the purpose of which is to prevent the Purchaser from accepting a First Offer. The Purchaser shall have 15 Business Days after delivery of a First Offer to accept the First Offer (the “First Offer Period”). During the First Offer Period, the Company shall provide the Purchaser with all reasonable due diligence information and access the Purchaser may reasonably request to facilitate the Purchaser’s ability to accept the First Offer. If the Purchaser accepts the First Offer during the First Offer Period, the Company and Purchaser shall thereafter negotiate in good faith with the Purchaser to complete definitive documentation for a period of 30 Business Days after such acceptance (the “Documentation Period”). If the Purchaser has not accepted a First Offer by the end of the applicable First Offer Period or completed definitive documentation by the end of

14

the Documentation Period, the Company may offer the same Equity Securities contained in a First Offer to a third party on financial and governance terms no less favorable to the applicable AssetCo than those contained in such First Offer, and enter into definitive documentation with respect to the sale of the same Equity Securities within 60 Business Days after the end of the applicable First Offer Period or Documentation Period, as the case may be. Indicative terms for such investment are set forth in Exhibit A-3.

(b) The Company shall use best efforts to obtain any approvals required under the constitution of the Company (including approval of the Boards) to give effect to the agreements set forth in this Section 7, and if any of such approvals are not obtained within 30 business days of the Closing Date, the agreements of the Purchaser in Section 6(b) shall immediately terminate at such time.

8. Conditions of the Purchaser’s Obligations. The obligations of the Purchaser hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Purchaser, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(b) Appleby, outside Mauritius counsel for the Company shall have furnished to the Purchaser its written opinion, as counsel to the Company, addressed to the Purchaser and dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser, substantially in the form attached hereto as Exhibit A-1.

(c) The Company shall have furnished to the Purchaser a certificate, dated the Closing Date, of its Chief Executive Officer and its Chief Financial Officer as to such matters as the Purchaser may reasonably request, including, without limitation, a statement:

(i) That the representations, warranties and agreements of the Company in Section 1 are true and correct on and as of the Closing Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii) That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;

15

(iii) That they have examined the Registration Statement and the Preliminary Prospectus, and, in their opinion, except for the omission of pricing information related to the IPO, (A) (1) the Registration Statement, as of the date hereof, and (2) the Preliminary Prospectus, as of the date hereof and on the Closing Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the date hereof, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement; and

(iv) To the effect of Section 8(d) (provided that no representation with respect to the judgment of the Purchaser need be made).

(d) (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date, and except as set out or contemplated in the Preliminary Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the delivery of the Shares being delivered on the Closing Date on the terms and in the manner contemplated in this Agreement.

(e) The New York Stock Exchange shall have approved the Shares for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(f) The IPO shall have been consummated and Equity Shares with a combined value of at least $120 million but no greater than $200 million shall have been sold pursuant to this Agreement and in the IPO, exclusive of any Equity Shares sold pursuant to the underwriter’s over-allotment option.

(g) The Amended and Restated Constitution of Azure Power Global Limited filed as Exhibit 3.2 to the Registration Statement shall have become effective.

(h) The Company shall have delivered an executed counterpart of the Registration Rights Agreement in the form attached hereto as Exhibit A-2.

16

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Purchaser.

9. Indemnification.

(a) The Company hereby agrees that its shall indemnify, defend and hold harmless the Purchaser, its affiliates and each of their respective, directors, officers, employees, shareholders, representatives and agents (“Indemnified Parties”) from, against and in respect of any damages, losses, charges, liabilities, claims demands, actions, suits, proceedings, payments, judgments, settlements, assessments, deficiencies, interest and costs and expenses (“Losses”) imposed on, sustained, incurred or suffered by or asserted against any of the Indemnified Parties (whether in respect of third party claims, claims between the parties hereto, or otherwise) directly or indirectly relating to or arising out of any breach by the Company of any of representations, warranty or agreement made by it in this Agreement. The indemnity set forth in this Section 9 will not be prejudiced, adversely affected or deemed waived by:

(i) reason of any investigation made by or on behalf of an Indemnified Party (including by any of its representatives or advisors) or by reason of the fact that an Indemnified Party or any of its representatives or advisors knew or should have known that any representation, warranty or agreement is, was or might be inaccurate or by reason of an Indemnified Party’s waiver of any condition set forth in Section 8; or

(ii) the execution, delivery or the performance of this Agreement; or

(iii) any other act or thing which may be done by or on behalf of any Indemnified Party in connection with this Agreement and which might, apart from this clause, prejudice or adversely affect such rights or remedies.

(b) The Company further agrees to indemnify each of the Indemnified Parties against any all Losses incurred by such Indemnified Party related to or arising from to efforts to enforce or protect its rights under this Agreement, or the exercise of its rights or powers consequent upon or arising out of any breach of this Agreement.

(c) The remedies set forth in this Section 9 shall be without prejudice to all other rights and remedies that an Indemnified Party may have under applicable law and shall not be the sole and exclusive remedies of any Indemnified Party for any Loss suffered hereunder. Each Indemnified Party shall be entitled to pursue any remedy that is available to it under applicable law.

17

10. Termination. The obligations of the Purchaser hereunder may be terminated by the Purchaser by notice given to and received by the Company prior to delivery of and payment for the Shares if, prior to that time, any of the events described in Sections 8(e) shall have occurred or if the Purchaser shall decline to purchase the Shares for any reason permitted under this Agreement.

11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Purchaser, shall be delivered or sent by mail, facsimile transmission or email to

CDPQ Infrastructures Asia Pte Ltd.

1 Raffles Quay #21-01

Singapore 048583

Facsimile: +65 6800 4870

Email: ccabanes@cdpq.com

Attention: Cyril Cabanes

With a copy (which shall not constitute notice) to:

Caisse de dépôt et placement du Québec

Édifice Jacques-Parizeau, 1000, place Jean-Paul-Riopelle

Montréal, Québec  H2Z 2B3

Facsimile: 514-842-4833

Email: fduquette@cdpq.com

Attention: François Duquette

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Facsimile: 212-757-3990

Email: agivertz@paulweiss.com

Attention: Adam M. Givertz

(b) if to the Company, shall be delivered or sent by mail, facsimile transmission or email to:

Azure Power Global Limited

8 Local Shopping Complex

Pushp Vihar, Madangir, New Delhi 110062, India

Facsimile:

Email: inderpreet@azurepower.com

Attention: Inderpreet Singh Wadhwa

18

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue #1400

Palo Alto, CA 94301

Facsimile: 650-470.4570

Email: Thomas.ivery@skadden,com

Attention: Thomas J. Ivery

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Purchaser, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the Indemnified Parties. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

13. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Purchaser contained in this Agreement pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them. Notwithstanding the foregoing, the agreements of the Company in Section 6 shall terminate upon the number of Equity Shares held directly or indirectly by the Purchaser in the Company being less than half of the Equity Shares acquired by the Purchaser on the Closing Date. Notwithstanding the foregoing, the agreements of the Company in Section 7 shall terminate upon the earliest to occur of (i) the public announcement by the Company that the total capacity of the Company’s and its Subsidiaries’ committed or operating power projects is collectively in excess of 5 gigawatts, (ii) the number of Equity Shares held directly or indirectly by the Purchaser in the Company being less than half of the Equity Shares acquired by the Purchaser on the Closing Date or (iii) 15 years after the Closing Date.

14. Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York or Quebec City are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

16. Submission to Jurisdiction, Etc. The Company hereby submits to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and

19

unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably appoints CT Corporation System, 111 Eighth Avenue, New York, N.Y. 10011, as its authorized agent in the Borough of Manhattan, The City of New York, New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 11 shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

17. Waiver of Immunity. With respect to any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

18. Judgment Currency. The obligation of the Company in respect of any sum due to the Purchaser or any other Indemnified Party under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Indemnified Party of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Indemnified Party may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such Indemnified Party hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Indemnified Party against such Loss. If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such Indemnified Party hereunder, such Indemnified Party agrees to pay to the Company an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such Indemnified Party hereunder.

19. Waiver of Jury Trial. The Company and the Purchaser hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

20

21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page Follows]

21

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.

AZURE POWER GLOBAL LIMITED

By:	/s/ Inderpreet Singh Wadhwa
Name: Inderpreet Singh Wadhwa
Title:

Signature Page to Purchase Agreement

CDPQ INFRASTRUCTURES ASIA PTE LTD.

By:	/s/ Macky Tall
Name: Macky Tall
Title: Authorized Representative

By:	/s/ Rana Ghorayeb
Name: Rana Ghorayeb
Title: Authorized Representative

Signature Page to Purchase Agreement

SCHEDULE I

IFC GIF Investment Company I will beneficially own 4,245,916 equity shares after the conversion of convertible securities, which is 23.9% and 18.0% of the outstanding shares before and after the initial public offering, respectively, assuming an initial public offering price of $22.00 per equity share, which is the midpoint of the estimated range of the initial public offering price as set forth on the cover page of the Preliminary Prospectus.

EXHIBIT A-1

FORM OF OPINION OF MAURITIUS COMPANY’S COUNSEL

INTRODUCTION

We have been instructed by Azure Power Global Limited, a public company limited by shares incorporated under the laws of Mauritius (the “Company”) to provide this opinion to you as to Mauritius law in connection with the sale by the Company of [ • ] equity shares (the “Shares”) of par value $0.01 per equity share, pursuant to a registration statement on Form F-1 under the Securities Act of 1933, as amended, of the United States (the “Act”), filed with the Securities and Exchange Commission, Washington D.C 20549 (the “Commission”) on [ • ], 2016 (Registration No. 333-208581) (as so filed and as amended, the “Registration Statement”), a prospectus dated [ • ], 2016 filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus”), and a share purchase agreement dated [ • ], 2016, between you and the Company (the “Share Purchase Agreement”).

OUR REVIEW

For the purposes of giving this opinion we have examined and relied upon the documents listed in Part 1 of Schedule 1 (the “Documents”).

For the purposes of giving this opinion we also have carried out the Company Search described in Part 2 of Schedule 1.

We have not made any other enquiries concerning the Company and in particular we have not investigated or verified any matter of fact or opinion (whether set out in any of the Documents or elsewhere) other than as expressly stated in this opinion.

Unless otherwise defined herein, capitalised terms have the meanings assigned to them in Schedule 1.

LIMITATIONS

Our opinion is limited to, and should be construed in accordance with, the laws of Mauritius at the date of this opinion. We express no opinion on the laws of any other jurisdiction.

This opinion is strictly limited to the matters stated in it and does not extend to, and is not to be extended by implication, to any other matters. We express no opinion on the commercial implications of the Documents or whether they give effect to the commercial intentions of the parties.

This opinion is addressed to you and is not to be made available to, or relied on by any other person or entity, or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

ASSUMPTIONS AND RESERVATIONS

We give the following opinions on the basis of the assumptions set out in Schedule 2 (Assumptions), which we have not verified, and subject to the reservations set out in Schedule 3 (Reservations).

OPINIONS

1.	The Company is a global licence company incorporated with limited liability and existing under the laws of Mauritius and is a separate legal entity. The Company is in good standing with the Registrar of Companies.

2.	The Company is a holder of a category 1 licence issued by the Financial Services Commission of Mauritius.

3.	The Company has the requisite capacity and power to enter into, execute and deliver the Share Purchase Agreement to which it is a party and to perform its obligations under them.

4.	The Company has taken all necessary corporate action to authorise the execution and delivery of the Share Purchase Agreement and the issuance and sale of the Shares pursuant to the Share Purchase Agreement.

5.	The due execution and delivery by the Company of the Share Purchase Agreement and the issuance and sale of the Shares pursuant to the Share Purchase Agreement will not

(i)	contravene any provisions of the Constitutional Documents or

(ii)	violate or contravene any law or regulation of Mauritius.

6.	No consent, approval, licence or authorisation is required from any governmental, judicial or public body or authority in Mauritius in connection with the execution and delivery by the Company of the Share Purchase Agreement or the issuance and sale of the Shares pursuant to the Share Purchase Agreement.

7.	The chosen law in the Share Purchase Agreement will be upheld as a valid choice of law by the courts of Mauritius and applied by them in proceedings in relation to the Share Purchase Agreement provided that the point is specifically pleaded, the choice of those laws is bona fide and legal and not contrary to Mauritius public policy.

8.	The Company’s voluntary submission to the jurisdiction specified within the Share Purchase Agreement would generally be recognised by the courts of Mauritius if such submission is legal, valid and binding under the laws of the relevant jurisdiction.

9.	The stated capital of the Company is as set forth in the most recent Registration Statement and Prospectus and the issued Shares were duly authorized and validly issued, and is fully paid and non-assessable and was issued in compliance with the laws and regulations of Mauritius applicable to the Company.

10.	The equity shares to be issued and sold by the Company under the Share Purchase Agreement have been duly authorized and, upon payment and delivery in accordance with the Share Purchase Agreement, will be validly issued, fully paid and non-assessable and free of pre-emptive rights.

11.	The Share Purchase Agreement has been duly and validly authorized, executed and delivered by the Company.

Yours faithfully

Appleby

SCHEDULE 1

Part 1

The Documents

1.	A scanned copy of the Share Purchase Agreement.

2.	A scanned copy of the Registration Statement and the Prospectus.

3.	A copy of the certificate of incorporation of the Company dated 2 February 2015.

4.	A copy of the constitution of the Company dated 20 July 2015 and a copy of the constitution of the Company which would be applicable when the Shares are listed on the New York Stock Exchange.

5.	A copy of the Global Business Licence bearing the name of the Company dated 2 February 2015 and a certified copy of the receipt issued by the Financial Services Commission of Mauritius to confirm that the Company has paid its annual fees for the renewal of the Global Business Licence for the period [ • ] to [ • ].

Items 1 -3 inclusive collectively referred to as the Constitutional Documents.

6.	A copy of the Certificate of Current Standing issued by the Registrar of Companies in respect of the Company.

7.	A copy of the [minutes of a meeting / written unanimous consent] of the board of directors of the Company dated [date], [together with the [minutes of a meeting / unanimous written consent] of the members of the Company dated [date], (the Resolutions).

8.	A copy of the Register of Members dated [ • ].

9.	A copy of the Register of Directors dated [ • ].

10.	A Certificate of Incumbency issued by the company secretary of the Company in respect of the Company dated [ • ].

11.	A copy of the results of the Company Search.

12.	A copy of the Director’s Certificate dated 16 June 2015.

Part 2

Searches

1.	A search of the entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Port Louis, Mauritius as revealed by a search conducted on [ • ] (Company Search).

SCHEDULE 2

Assumptions

We have assumed:

1.	that

(i)	the originals of all documents examined in connection with this opinion are authentic and complete;

(ii)	the authenticity, completeness and conformity to original documents of all documents submitted to us as copies; and

(iii)	that each of the documents received by electronic means is complete, intact and in conformity with the transmission as sent;

2.	that there has been no change to the information contained in the Constitutional Documents;

3.	that the signatures and seals on all documents and certificates submitted to us as originals or copies of executed originals are genuine and authentic, and the signatures on all documents executed by the Company are the signatures of the persons authorised to execute the documents by the Company;

4.	that where incomplete documents, drafts or signature pages only have been supplied to us for the purposes of issuing this opinion, that the original documents have been completed and correspond in all material respects with the last version of the relevant documents examined by us prior to giving our opinion;

5.	that the Documents do not differ in any material respects from any drafts of the same which we have examined and upon which this opinion is based;

6.	that each of the parties (other than the Company under Mauritius law) is incorporated and in good standing (where such concept is legally relevant) under the laws which govern its capacity and has the capacity, power and authority, has fulfilled all internal authorisation procedures and completed all applicable filings and formalities, and has obtained all authorisations, approvals, consents, licences and exemptions required under the laws of any relevant jurisdiction to execute, deliver and perform its respective obligations under the Documents and the transactions contemplated thereby and has taken all necessary corporate and other action required and completed all applicable formalities required to authorise the execution of the Documents and the performance of its obligations under them;

7.	the due execution and delivery of the Documents by each of the parties thereto (other than the Company under Mauritius law);

8.	that each of the Documents is in the proper legal form to be admissible in evidence and enforced in the courts of the foreign jurisdiction by which they are governed;

9.	the Documents constitute, or when executed will constitute, legal, valid, binding and enforceable obligations of all parties thereto (other than for the Company under Mauritius law) in accordance with their governing law;

10.	that each party to which the Company purportedly delivered the Documents has actually received and accepted delivery of such Documents;

11.	that the obligations of all parties to the Documents are or will be recognised as legal, valid, binding and enforceable obligations of all parties to the Documents under all relevant laws (other than Mauritius) to which they are subject and that the choice of laws as the governing law of the Documents has been made in good faith and is valid and binding under the laws of all relevant jurisdictions (other than Mauritius);

12.	that, insofar as any obligation under the Documents is to be performed in any jurisdiction outside of Mauritius, its performance will be legal and effective in accordance with the law of any jurisdiction to which they are subject or in which they are respectively constituted and established;

13.	that no party to the Documents by having entered into and performing the transactions contemplated by the Documents will be in breach of any other agreement, deed, trust deed or licence to which it is a party or by which it is bound;

14.	the truth, accuracy and completeness of all representations and warranties or statements of fact or law (other than as to the laws of Mauritius and those matters upon which we have expressly opined) made in the Documents and any correspondence submitted to us;

15.	the accuracy, completeness and currency of the records and filing systems maintained at the public offices where we have searched or enquired or have caused searches or enquiries to be conducted, that such search and enquiry did not fail to disclose any information which had been filed with or delivered to the relevant body but had not been processed at the time when the search was conducted and the enquiries were made, and that the information disclosed by the Company Search is accurate and complete in all respect and such information has not been materially altered since the date and time thereof;

16.	that each transaction to be entered into pursuant to the Documents is entered into in good faith and for full value and will not have the effect of fraudulently preferring one creditor over another;

17.	that

(i)	the Documents are in the form of the documents approved in the Resolutions,

(ii)	any meetings at which Resolutions were passed were duly convened and had a constituted quorum present and voting throughout and any unanimous resolutions passed in writing were adopted in accordance with the law and the Constitutional Documents,

(iii)	all interests of the directors on the subject matter of the Resolutions, if any, were declared and disclosed in accordance with the law and Constitutional Documents,

(iv)	the Resolutions and any Power of Attorney have not been revoked, amended or superseded, in whole or in part, and remain in full force and effect at the date of this opinion, and

(v)	the Directors of the Company have concluded that the entry by the Company into the Documents and such other documents approved by the Resolutions and the transactions contemplated thereby are bone fide in the best interests of the Company;

18.	that the Certificate of Incumbency accurately reflects the names of all Directors and Officers of the Company as at the date the Resolutions were passed or adopted, the date the Documents were executed and as at the date hereof;

19.	that there is no matter affecting the authority of the Directors to effect entry by the Company into the Documents including breach of duty, lack of good faith, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implications in relation to the opinions expressed in this opinion;

20.	that the Company has entered into its obligations under the Documents in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Documents would benefit the Company;

21.	that the entry into the Documents and carrying out each of the transactions referred to therein will not conflict with or breach any applicable economic, anti-money laundering, anti-terrorist financing or other sanctions;

22.	that any applicable escrow conditions have been met;

23.	that no resolution to voluntarily wind up the Company has been adopted by the members and no event of a type which is specified in the Constitutional Documents as giving rise to the winding up of the Company (if any) has in fact occurred;

24.	that there are no matters of fact or law (excluding matters of Mauritius law) affecting the enforceability of the Documents that have arisen since the execution of the Documents which would affect the opinions expressed herein;

25.	that the issuance of the equity shares under the Share Purchase Agreement complies with the requirements of the Securities Act of 1933, as amended of the United States and the rules and regulations of the Securities and Exchange Commission, Washington D.C 20549;

26.	that the equity shares under Share Purchase Agreement shall be issued after the Shares have been listed on the New York Stock Exchange; and

27.	that the Documents are correct, complete and in full force and effect as at the date of this opinion.

Reservations

Our opinion is subject to the following:

1.	Enforcement: there is a way of ensuring that each party performs an agreement or that there are remedies available for breach. Notwithstanding that the obligations established by the Documents are obligations which courts of Mauritius would generally enforce, they may not necessarily be capable of enforcement in all circumstances in accordance with their terms. In particular, but without limitation:

(i)	enforcement and priority may be limited by laws relating to bankruptcy, insolvency, reorganisation, liquidation, court schemes, schemes of arrangements, moratoriums or other laws of general application relating to, or affecting the rights of, creditors generally;

(ii)	enforcement may be limited by the principles of unjust enrichment or by general principles of equity (for example equitable remedies such as the grant of an injunction or an order for specific performance may not be available where liquidated damages are considered an adequate remedy);

(iii)	claims may become barred by prescription or may be or become subject to defences of set-off, counterclaim, estoppel and similar defences;

(iv)	obligations to be performed outside Mauritius may not be enforceable in Mauritius to the extent that performance would be illegal or contrary to public policy under the laws of that foreign jurisdiction;

(v)	enforcement may be limited to the extent that matters which we have expressly assumed in this opinion will be done, have not been done;

(vi)	the enforcement of the obligations of the parties to the Documents may be limited by the law applicable to obligations held to have been frustrated by events happening after their execution;

(vii)	enforcement of obligations may be invalidated by reason of fraud, duress, misrepresentation or undue influence;

(viii)	where the performance of payment obligations is contrary to the exchange control regulations of any country in whose currency such amounts are payable, such obligations may not be enforceable in Mauritius;

(ix)	any agreement that the Company will not exercise the powers reserved for exercise by the shareholders of the Company may constitute an unlawful fetter on those reserved powers;

(x)	matters of procedure on enforcement of the Documents and forum conveniens will be governed by and determined in accordance with the lex fori.

2.	Waiver of provisions of law: We express no opinion as the enforceability of any present or future waiver of any provision of law (whether substantive or procedural) or of any right or remedy which might otherwise be available presently or in the future under the Documents.

3.	Penalties: Any provision as to the payment of additional money consequent on the breach of any provision of a Document by any person expressed to be a party to it, whether expressed by way of penalty, additional or default interest, liquidated damages or otherwise, may be unenforceable if it could be established that such additional payment constitutes a penalty rather than a compensatory amount.

4.	Severability: Severability provisions contained in the Documents may not be binding and the question of whether or not provisions may be severed would be determined by the Mauritius courts at their discretion, having regard to such matters as whether a particular severance would accord with public policy or involve the courts in making a new contract for the parties.

5.	Determination: Notwithstanding the provisions of the Documents, a determination, designation, calculation or certificate of any party to the Documents, as to any matter provided for in such Documents might, in certain circumstances, be held in the Mauritius courts not to be final, conclusive or binding (for example, if it could be shown to have been fraudulent or erroneous on its face, manifestly inaccurate, made on an unreasonable or arbitrary basis or not to have been reached in good faith) and the Documents will not necessarily escape judicial enquiry into the merit of any claim by any party in that respect.

6.	Discretion: Where a party to the Documents is vested with a discretion or may determine a matter in its opinion or is given the right to determine a conclusive calculation or determination, the Mauritius courts, if called upon to consider the question, may require that such discretion be exercised reasonably or that such opinion be based upon reasonable grounds or may determine that such right is not finally binding.

7.	Modification of documents: We express no view on any provision in any of the Documents requiring written amendments and waivers of any of the provisions of such Documents insofar as it suggests that oral or other modification, amendments or waivers could not be effectively agreed upon or granted by or between the parties or implied by the course of conduct of the parties.

8.	Limitations on liability: The effectiveness of any terms releasing or limiting a party from a liability or duty owed is limited by law.

9.	Jurisdiction: Where a Document provides for the submission to the exclusive or non-exclusive jurisdiction of the Mauritius courts, the court may decline to accept jurisdiction in any matter where:

(i)	it determines that some other jurisdiction is a more appropriate or convenient forum;

(ii)	another court of competent jurisdiction has made a determination in respect of the same matter; or

(iii)	litigation is pending in respect of the same matter in another jurisdiction.

10.	Concurrent proceedings: Proceedings may be stayed in Mauritius if concurrent proceedings in respect of the same matter are or have been commenced in another jurisdiction. Notwithstanding any provision in the Documents that all disputes arising under or in connection with the Documents should be brought before the competent court in the jurisdiction specified in the Documents, the Mauritius courts have discretion to refuse to stay proceedings in Mauritius if it is satisfied that it is just and equitable to do so and may grant leave to serve Mauritius proceedings outside of Mauritius.

11.	Foreign law: Relevant foreign law will not be applied by the Mauritius courts if it is not pleaded and proved, is not a bona fide and lawful choice of law, or it would be contrary to public policy for that law to be applied.

12.	Costs: A Mauritius court may refuse to give effect to any provisions of a Document in respect of costs of litigation brought before the Mauritius court.

13.	Preferences: A transaction by a debtor, including the grant of a charge over any property or undertaking of the debtor, may be set aside by the Supreme Court of Mauritius on the application of the Official Receiver or a liquidator where it is a voidable preference and was made within 2 years immediately before adjudication or commencement of the winding up. A charge may not be set aside where it secures money actually advanced or paid, or the actual price or value of property sold or supplied, or any other valuable consideration given in good faith, by the charge holder to the debtor at the time when, or at any time after, the charge was given. A charge or security may not be set aside where it is a substitute for an existing charge that was given by the debtor more than 2 years before the date of adjudication or the commencement of the winding up, except to the extent that (a) the amount secured by the substituted charge is greater than the amount that was secured by the existing charge; or (b) the value of the property subject to the substituted charge at the date of substitution was greater than the value of the property subject to the existing charge at that date.

14.	Presumption of insolvency: A transaction by a debtor, including the grant of a charge over any property or undertaking of the debtor, that is made within 6 months immediately before the debtor’s adjudication or the commencement of the winding up is presumed, unless the contrary is proved, to be made at a time when the debtor is unable to pay his due debts.

15.	Good standing: the Company has received a Certificate of Current Standing issued by the Registrar of Companies.

16.	Major transactions: Where the board of directors deems a transaction a major transaction within the meaning of section 130 of the Companies Act, shareholder approval by way of special resolution is required. Section 130 of the Companies Act defines a major transaction as

(a)	the acquisition of, or an agreement to acquire, whether contingent or not, assets the value of which is more than 75 per cent of the value of the company’s assets before the acquisition;

(b)	the disposition of, or an agreement to dispose of, whether contingent or not, assets of the company the value of which is more than 75 per cent of the value of the company’s assets before the disposition; or

(c)	a transaction that has or is likely to have the effect of the company acquiring rights or interests or incurring obligations or liabilities the value of which is more than 75 per cent of the value of the company’s assets before the transaction.

EXHIBIT A-2

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of             , 2016 (this “Agreement”), by and between Azure Power Global Limited, a company incorporated under the laws of Mauritius (the “Company”), and CDPQ Infrastructures Asia Pte Ltd., a company organized and existing under the laws of Singapore (the “Investor”.

WHEREAS, on July 14, 2016, the Company entered into a Registration Rights Agreement (the “First Registration Rights Agreement”) with the Investors listed thereunder (the “Early Investors”).

WHEREAS, on the date hereof the Investor has purchased equity shares, par value US$0.01 per share, of the Company (the “Equity Shares”).

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, it is agreed as follows:

1. Definitions. (a) Unless otherwise defined herein, the terms below shall have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Agreement” shall mean this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing.

“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which commercial banks are required or permitted by law to be closed in the City of New York in the State of New York and in Quebec City in the Province of Quebec.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

“FINRA” shall mean the Financial Industry Regulatory Authority or any successor entity thereof.

“Holder” shall mean the Investor, and any transferee of the Investor to whom Registrable Securities are permitted to be transferred in accordance with the terms of this Agreement and to whom the registration rights with respect to such Registrable Securities have been transferred, and, in each case, who continues to be entitled to the rights of a Holder hereunder.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act.

“Person” shall mean any individual, corporation, partnership, joint venture, firm, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

“Registrable Securities” shall mean (a) the Equity Shares held by a Holder and (b) any securities issuable or issued or distributed in respect of any of the Equity Shares identified in clause (a) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise. For purposes of this Agreement, (i) Registrable Securities shall cease to be Registrable Securities when a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement and (ii) the Registrable Securities of a Holder shall not be deemed to be Registrable Securities at any time when the entire amount of Registrable Securities held by such Holder, in the opinion of counsel satisfactory to the Company and such Holder, each in their reasonable judgment, may be, distributed to the public pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act in a single sale or after such Registrable Securities have been sold in a sale made pursuant to Rule 144 of the Securities Act.

“Registration Statement” shall mean a Demand Registration Statement, a Piggy-Back Registration Statement and/or a Shelf Registration Statement, as the case may be.

“Securities Act” shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Selling Holder” shall mean a Holder who is selling Registrable Securities pursuant to a Registration Statement under the Securities Act pursuant to the terms hereof.

(b) The following terms have the meanings set forth in the Section set forth opposite such term:

Term	Section
Blackout Period	6
Company	Recitals
Demand for Registration	2(d)
Demand Registration	2(a)
Demand Registration Statement	2(a)
Early Investors	Recitals
Equity Shares	Recitals
First Registration Rights Agreement	Recitals
Indemnified Party	8(d)
Indemnifying Party	8(d)
Maximum Number of Securities	2(a)
Participating Demand Holders	2(a)
Participating Piggy-Back Holders	3(b)
Piggy-Back Registration	3(a)
Piggy-Back Registration Statement	3(a)
Shelf Registration	2(c)
Shelf Registration Statement	2(c)

2. Demand Registration.

(a) After receipt of a written request from the Investor (or any other Holder) requesting that the Company effect a registration (a “Demand Registration”) under the Securities Act covering all or part of the Registrable Securities held by the Investor (or such other Holder) which specifies the intended method or methods of disposition thereof, the Company shall promptly notify all Holders in writing of the receipt of such request and each such Holder, in lieu of exercising its rights under Section 3 hereof may elect (by written notice sent to the Company within ten (10) Business Days from the date of such Holder’s receipt of the aforementioned notice from the Company) to have all or part of such Holder’s Registrable Securities included in such registration thereof pursuant to this Section 2, and such Holder shall specify in such notice the number of Registrable Securities that such Holder elects to include in such registration. Thereupon the Company shall, as expeditiously as is reasonably possible, but in any event no later than (i) forty-five (45) days (excluding any days which occur during a permitted Blackout Period under Section 4 below) after receipt of a written request for a Demand Registration or (ii) if, as of such forty-fifth (45th) day the Company does not have audited financial statements required to be included in a registration statement, thirty (30) days after receipt by the Company from its independent public accountants of such audited financial statements but in no event later than ninety (90) days after receipt of a written request for a Demand Registration Statement, file with the SEC and use its reasonable efforts to cause to be declared effective, a registration statement (a “Demand Registration Statement”) relating to all shares of Registrable Securities which the Company has been so requested to register by such Holders (“Participating Demand Holders”) for sale, to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Registrable Securities so registered, provided, however, that the aggregate value of the Registrable Securities requested to be registered (i) be at least US$25 million, based on the closing trading price of the Equity Shares on the date the demand to file such Demand Registration Statement is made or (ii) include all Registrable Securities of the Investor (or other Holder) requesting the Demand Registration which remain outstanding at such time.

(b) (1) If the Investor (or other Holder) requesting the Demand Registration or the Participating Demand Holders holding a majority of the shares being so registered in a Demand Registration relating to a public offering so request that the offering be underwritten with a managing underwriter selected in the manner set forth in Section 12 below and such managing underwriter of such Demand Registration advises the Company in writing that, in its opinion, the number of securities to be included in such offering is greater than the total number of securities which can be sold therein without having a material adverse effect on the distribution of such securities or otherwise having a material adverse effect on the marketability thereof (the “Maximum Number of Securities”), then the Company shall include in such Demand Registration the Registrable Securities that the Participating Demand Holders have requested to be registered thereunder only to the extent the number of such Registrable Securities does not exceed the Maximum Number of Securities. If such amount exceeds the Maximum Number of Securities, the number of Registrable Securities included in such Demand Registration shall be allocated among all the Participating Demand Holders on a pro rata basis (based on the number of Registrable Securities held by each Participating Demand Holder). If the amount of such Registrable Securities does not exceed the Maximum Number of Securities, the Company may include in such Registration any Equity Shares of the Company and other Equity Shares held by other security holders of the Company, as the Company may in its discretion determine or be obligated to allow, in an amount which together with the Registrable Securities included in such Demand Registration shall not exceed the Maximum Number of Securities.

(2) If any Early Investor (or any Holder as defined in the First Registration Rights Agreement) requests pursuant to its piggy-back registration rights under the First Registration Rights Agreement to participate in a Demand Registration (the “Piggy-Back Holders”) and the managing underwriter of such Demand Registration advises the Company in writing that, in its opinion, the number of Registered Securities (including, for this section only, the registrable securities held by the Piggy-Back Holders) to be included in such offering is greater than the Maximum Number of Securities, then the Company shall include in such Demand Registration the Registrable Securities that the Piggy-Back Holders have requested to be registered thereunder only to the extent the number of such Registrable Securities does not exceed the Maximum Number of Securities. If such amount exceeds the Maximum Number of Securities, the number of Registrable Securities included in such Demand Registration shall be allocated among all the Participating Demand Holders and the Piggy-Back Holders on a pro rata basis (based on the number of Registrable Securities held by each Participating Demand Holder or Piggy-Back Holder, as the case may be); provided that (x) the Piggy-Back Holders of Registrable Securities constituting Equity Shares issuable upon conversion of the Series H CCPSs (as defined in the First Registration Rights Agreement) shall have the right upon not more than one occasion to have their Registrable Securities included in such Demand Registration prior to any other Participating Demand Holders or Piggy-Back Holders and (y) if any of International Finance Corporation, DEG-Deutsche Investitions – und Entwicklungsgesellschaft mbH, IFC GIF Investment Company I or Société de Promotion et de Participation pour la Coopération Économique have notified the Company of a Policy Breach (as defined in the First Registration Rights Agreement), and such Policy Breach is not rectified within 120 days after such notice, such Piggy-Back Holders shall have the right to include their Registrable Securities in such Demand Registration prior to any other Participating Demand Holders or Piggy-Back Holders. If the amount of such Registrable Securities does not exceed the Maximum Number of Securities, the Company may include in such Demand Registration any Equity Shares of the Company and other Equity Shares held by other security holders of the Company, as the Company may in its discretion determine or be obligated to allow, in an amount which together with the Registrable Securities included in such Demand Registration shall not exceed the Maximum Number of Securities.

(c) At any time when the Company meets the requirements for the use of Form F-3 (or successor form) or Form S-3 (or successor form) under the Securities Act for registration of a secondary offering of equity securities (a “shelf registration statement”), any Demand Registration Statement may be required by the Investor (or other Holder) requesting the demand therefor, to be in an appropriate form under the Securities Act (a “Shelf Registration Statement”) relating to any or all of the Registrable Securities in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (the “Shelf Registration”). In the event an Investor (or other Holder) so requests a Shelf Registration, the Company shall (x) notify all Holders in writing of the receipt of such request and each such Holder may elect (by written notice sent to the Company within fifteen (15) Business Days from the date of such Holder’s receipt of the aforementioned notice from the Company) to have all or part of such Holder’s Registrable Securities included in such registration thereof pursuant to this Section 2(c), and such Holder shall specify in such notice the number of Registrable Securities that such Holder elects to include in such registration and (y) use its reasonable efforts to (a) file the Shelf Registration Statement with the SEC and have the Shelf Registration Statement declared effective, (b) subject to Section 4, prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith (including filing such additional registration statements as necessary and using reasonable efforts to have such registration statements be declared effective so that a Shelf Registration Statement remains continuously effective as set forth below) as may be necessary to comply with the provisions of the Securities Act, and the rules thereunder with respect to the disposition of all securities covered by such Shelf Registration Statement and to keep a shelf registration statement continuously effective with respect to such Registrable Securities, until the earlier of (i) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold by the Holders, or (ii) the date on which either all such Registrable Securities are distributed to the public pursuant to Rule 144 (or any successor provision then in effect), and (c) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during such period in accordance with the intended methods of disposition by the Holders as set forth in the Shelf Registration Statement. Any offering under a Shelf Registration Statement shall be underwritten at the request of Holders of Registrable Securities under such Registration Statement that hold an aggregate value of the Registrable Securities at least equal to US$10 million, based on the closing trading price of the Equity Shares on a date no earlier than three (3) days prior to such request; provided that the Company shall not be obligated to effect, or take any action to effect, an underwritten offering within six months following the last date on which an underwritten offering was effected pursuant to this Section 2(c) or Section 2(b). Any request for an underwritten offering hereunder shall be made to the Company in accordance with the notice provisions of this Agreement and the managing underwriter for such offering shall be selected in the manner set forth in Section 12 below. If the managing underwriter of an offering described in this Section 2(c) advises the Company and the Selling Holders of the Registrable Securities included in such offering that the size of the intended offering is such that the success of the offering or price per share of the securities sold would be adversely affected by inclusion of all the Registrable Securities requested to be included, then the amount of securities to be offered for the accounts of Holders shall be reduced pro rata (according to the Registrable Securities requested for inclusion) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter.

(d) Each Holder shall be entitled to request up to three (3) registrations of Registrable Securities pursuant to this Section 2 (each, a “Demand for Registration”); provided that no more than one (1) Demand for Registration may be made by the Holders per six-month period; and provided further, that a registration requested pursuant to this Section 2 shall not be deemed to have been effected for purposes of this Section 2(d) unless (i) it has been declared effective by the SEC, (ii) it has remained effective for the period set forth in Section 5(a), (iii)

Holders of Registrable Securities included in such registration have not withdrawn sufficient shares from such registration such that the remaining holders requesting registration would not have been able to request registration under the provisions of Section 2 and (iv) the offering of Registrable Securities pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the SEC (other than any such stop order, injunction, or other requirement of the SEC prompted by act or omission of Holders of Registrable Securities); and provided further that, in the event a Holder revokes a Demand for Registration (which revocation may only be made prior to the Company requesting acceleration of effectiveness of the applicable Registration Statement), then such Demand for Registration shall count as having been effected unless such Holder pays all Registration Expenses in connection with such revoked Demand for Registration within thirty (30) days of written request therefor by the Company. Notwithstanding the foregoing, a Holder may revoke a Demand for Registration without being required to reimburse the Company for any Registration Expenses and without such demand counting toward the number of Demand for Registrations permitted under this Section 2, if such revocation occurs during a Blackout Period or if there has been a material adverse change in the business of the Company.

(e) Notwithstanding anything to the contrary contained herein, the Company shall not be required to prepare and file any Demand Registration Statement within 90 days following an underwritten offering pursuant to a Demand Registration Statement.

(f) Each Holder agrees that, in connection with any offering pursuant to this Agreement, it will not prepare or use or refer to, any “free writing prospectus” (as defined in Rule 405 of the Securities Act) without the prior written authorization of the Company (which authorization shall not be unreasonably withheld), and will not distribute any written materials in connection with the offer or sale of the Registrable Securities pursuant to any registration statement hereunder other than the prospectus included in a Registration Statement and any such free writing prospectus so authorized.

3. Piggy-Back Registration.

(a) If the Company, proposes to file on its behalf and/or on behalf of any holder of its securities a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the registration of Equity Shares or preferred stock that is convertible to Equity Shares (a “Piggy-Back Registration”), it will give written notice to all Holders at least twenty (20) days before the initial filing with the SEC of such piggy-back registration statement (a “Piggy-Back Registration Statement”), which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company or such other holder. The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities as such Holders may request.

(b) Each Holder desiring to have Registrable Securities registered under this Section 3 (“Participating Piggy-Back Holders”) shall advise the Company in writing within ten (10) days after the date of receipt of such offer from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company shall thereupon include in such filing the number or amount of Registrable Securities for which registration is so requested, subject to paragraph (c) below, and shall use its reasonable efforts to effect registration of such Registrable Securities under the Securities Act.

(c) If the Piggy-Back Registration relates to an underwritten public offering and the managing underwriter of such proposed public offering advises in writing that, in its opinion, the amount of Registrable Securities requested to be included in the Piggy-Back Registration in addition to the securities being registered by the Company or such other holder would be greater than the, Maximum Number of Securities (having the same meaning as defined in Section 2 but replacing the term “Demand Registration” with “Piggy-Back Registration”), then:

(i) in the event Company initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration first, the securities the Company proposes to register and second, the securities of all other selling security holders, including the Participating Piggy-Back Holders, to be included in such Piggy-Back Registration in an amount which together with the securities the Company proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such selling security holders on a pro rata basis (based on the number of securities of the Company held by each such selling security holder);

(ii) in the event any holder of securities of the Company initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration first, the securities such initiating security holder proposes to register, and the securities of any other selling security holders (including Participating Piggy-Back Holders), in an amount which together with the securities the initiating security holder proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such selling security holders on a pro rata basis (based on the number of securities of the Company held by each such selling security holder) and second, any securities the Company proposes to register, in an amount which together with the securities the initiating security holder and the other selling security holders propose to register, shall not exceed the Maximum Number of Securities;

(d) The Company will not hereafter enter into any agreement, which is inconsistent with the rights of priority provided in paragraph (c) above.

4. Blackout Periods. The Company shall have the right to delay the filing or effectiveness of a Registration Statement required pursuant to Section 2 or 3 hereof during no more than two (2) periods aggregating to not more than 60 days in any twelve-month period (a “Blackout Period”) in the event that (i) the Company would, in accordance with the advice of its counsel, be required to disclose in the prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the judgment of the Company’s Board of Directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect or interfere with any financing, acquisition, merger, disposition of assets (not in the ordinary course of business), corporate reorganization or other similar transaction in which the Company is engaged or in respect of which the Company proposes to engage in discussions or negotiations with respect to, or has proposed or taken a substantial step to commence, or there is an event or state of facts relating to the Company which is material to the Company the disclosure of which would, in the reasonable judgment of the Company be adverse to its interests; provided, however, that the Company shall delay during such Blackout Period the filing or effectiveness of any Registration Statement required pursuant to the registration rights of the holders of any securities of the Company. The Company shall promptly give the Holders written notice of such determination; however the Company shall have no obligation to include in any such notice any reference to or description of the facts based upon which the Company is delivering such notice.

5. Registration Procedures. If the Company is required by the provisions of Section 2 or 3 to use its reasonable efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as is reasonably possible:

(a) prepare and file with the SEC a Registration Statement with respect to such securities and use its reasonable efforts to cause such Registration Statement promptly to become and remain effective for a period of time required for the disposition of such Securities by the holders thereof but not to exceed 60 days (except with respect to a Shelf Registration Statement which shall remain effective as set forth in Section 2(c)); provided, however, that before filing such registration statement or any amendments thereto (for purposes of this subsection, amendments shall not be deemed to include any filing that the Company is required to make pursuant to the Exchange Act), the Company shall furnish the Selling Holders and the representatives referred to in Section 5(n) copies of all documents proposed to be filed, which documents will be subject to the review of such counsel. The Company shall not be deemed to have used its reasonable efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in the Holders of such Registrable Securities not being able to sell such Registrable Securities during that period, unless such action is required under applicable law;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement (or additional Registration Statements as provided in Section 2(c)) and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of 60 days (except with respect to the Shelf Registration Statement, for which such period is set forth in Section 2(c));

(c) furnish to each Selling Holder such number of conformed copies of the applicable Registration Statement and each such amendment and supplement thereto (including in each case all exhibits), and of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such number of copies of any Issuer Free Writing Prospectus and such other documents, as such Selling Holders may reasonably request;

(d) use its reasonable efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as any Selling Holder or underwriter of such securities shall reasonably request (in light of the intended plan of distribution of such securities), to keep such registration or qualification in effect for so long as such Registration Statement remains in effect or until all Registrable Securities have been sold (whichever is earlier), and to take any other action which may be reasonably necessary to enable such Selling Holder to consummate the disposition in such jurisdictions of the securities owned by such Selling Holder (provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (d) be obligated to do so; and provided, further, that the Company shall not be required to qualify such Registrable Securities in any jurisdiction in which the securities regulatory authority requires that any Selling Holder submit any shares of its Registrable Securities to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Securities in such jurisdiction unless such Holder agrees to do so), and do such other reasonable acts and things as may be required of it to enable such Holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

(e) in connection with an underwritten offering, obtain for each underwriter:

(i) an opinion of independent legal counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters, and

(ii) a “comfort” letter signed by the independent registered public accountants who have certified the Company’s financial statements included in such registration statement (and, if necessary, any other independent registered public accountant of any subsidiary of the Company or any business acquired by the Company from which financial statements and financial data are, or are required to be, included in the registration statement);

(f) use its reasonable efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 2 or 3, if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Securities becomes effective, (1) an opinion, dated such date, of the independent legal counsel for the Company for the purpose of such registration, addressed as to such matters as the Holders holding a majority of the Registrable Securities included in such registration may reasonably request; and (2) letters dated such date and the date the offering is priced from the independent registered public accountants who have certified the Company’s financial statements included in such registration statement (and, if necessary, any other independent registered public accountant of any subsidiary of the Company or any business acquired by the Company from which financial statements and financial data are, or are required to be, included in the registration statement), addressed to the Holders making such request and, if such accountants refuse to deliver such letters to such Holders, then to the Company (i) stating that they are independent certified public accountants within the meaning of the 1933 Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the Registration Statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and (ii) covering such other financial matters (including information as to the period ending not more than five (5) business days prior to the date of such letters) with respect to the registration in respect of which such letter is being given as such Holders may reasonably request;

(g) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

(h) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC, and make earnings statements satisfying the provisions of Section 11(a) of the Securities Act generally available to the Holders no later than 45 days after the end of any twelve-month period (or 90 days, if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten public offering, or (ii) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said twelve-month periods;

(i) use its reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are listed or traded;

(j) give written notice to the Holders:

(i) when such Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the SEC for amendments or supplements to such Registration Statement or the prospectus included therein or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Equity Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires the Company to make changes in such Registration Statement or the prospectus in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made);

(k) use its reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of such Registration Statement at the earliest possible time;

(l) furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those, if any, incorporated by reference);

(m) upon the occurrence of any event contemplated by Section 5(j)(v) above, promptly prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 5(j)(v) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders shall suspend use of such prospectus and use their reasonable efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holder’s possession, and the period of effectiveness of such Registration Statement provided for above shall be extended by the number of days from and including the date of the giving of such notice to the date Holders shall have received such amended or supplemented prospectus pursuant to this Section 5(m);

(n) subject to the execution of customary confidentiality agreements satisfactory in form and substance to the Company, pursuant to the reasonable request of the Selling Holders or applicable underwriters, make reasonably available for inspection by the any Selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Selling Holders or any representative of the Selling Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors and employees to supply all relevant information reasonably requested by such representative or any such underwriter, attorney, accountant or agent in connection with the registration; provided that any such inspection shall be done in a manner so as not to disrupt the operation of the Company’s business.

(o) in connection with any underwritten offering pursuant to which Registrable Securities are offered by Holders in accordance with Section 2 or 3 hereof, make appropriate officers of the Company available to the Selling Holders (and, in connection with any underwritten offering, the underwriters) for diligence and for meetings with prospective purchasers of the Registrable Securities and prepare and present to potential investors customary “road show” material in each case in accordance with the recommendations of the underwriters and in all respects in a manner consistent with other new issuances of securities in an offering of a similar size to such offering of the Registrable Securities, in connection with any proposed sale of the Registrable Securities; and

(p) use reasonable efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Selling Holders or the underwriters.

It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Securities which are to be registered at the request of any Holder that such Holder shall furnish to the Company such information regarding the Securities held by such Holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

6. Expenses. All expenses incurred in connection with each registration pursuant to Sections 2 and 3 of this Agreement, excluding underwriters’ discounts and commissions, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers’ and accounting fees (including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance), all fees and expenses of counsel to the Company, all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA, all fees and expenses incurred in connection with the listing of the Registrable Securities, the reasonable fees and expenses of any special experts retained by the Company in connection with any such registration, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, fees and disbursements of counsel for the Company, fees and expenses of the Company and the underwriters relating to “road show” investor presentations, including the cost of any aircraft chartered for such purpose, and the fees and disbursements of one counsel for the Selling Holders (which counsel shall be selected by the Holders holding a majority in interest of the Registrable Securities being registered), shall be paid by the Company, except that the Holders shall bear and pay (i) the underwriting commissions and discounts, brokerage commissions and transfer taxes and stamp duties, in each case applicable to securities offered for their account in connection with any registrations, filings and qualifications made pursuant to this Agreement and (ii) except as specifically set forth in this Section 6, all fees and expenses of advisors to the Holders and other out-of-pocket expenses of the Holders.

7. Rule 144 Information. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, at all times after ninety (90) days after any registration statement covering securities of the Company shall have become effective, the Company agrees to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii) use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii) furnish to each Holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any Registrable Securities without registration; provided that the Company shall not be required to furnish to any Holder any document that is publicly available at the time of such request.

8. Indemnification and Contribution. (a) The Company shall indemnify and hold harmless each Holder, such Holder’s directors and officers, each person who participates in the offering of such Registrable Securities, including underwriters (as defined in the Securities Act), and each person, if any, who controls such Holder or participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Holder, such Holder’s directors and officers, such participating person or controlling person for any legal or other expenses reasonably incurred by them (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the Company shall not be liable to any Holder, such Holder’s directors and officers, participating person or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, such Holder’s directors and officers, participating person or controlling person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, such Holder’s directors and officers, participating person or controlling person, and shall survive the transfer of such securities by such Holder.

(b) Each Selling Holder requesting or joining in a registration severally and not jointly shall indemnify and hold harmless the Company, each of its directors and officers, each person, if any, who controls the Company within the meaning of the Securities Act, and each agent and any underwriter for the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling person, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information relating to such Selling Holder furnished by or on behalf of such Selling Holder expressly for use in connection with such registration, in which case such Selling Holder shall reimburse any documented legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the liability of a Selling Holder hereunder shall be limited to the aggregate net proceeds received by such Selling Holder in the offering giving rise to such liability.

(c) If the indemnification provided for in this Section 8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(d) Any Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, that the failure so to notify the Indemnified Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnifying Party hereunder unless such failure is materially prejudicial to the Indemnifying Party. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action within thirty (30) days’ notice of a request to do so, or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there are one or more legal defenses available to it which are substantially different from or additional to those available to the Indemnifying Party. Notwithstanding any other provision of this Agreement, no Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.

(e) The agreements contained in this Section 8 shall survive the transfer of the Registered Securities by any Holder and sale of all the Registrable Securities pursuant to any registration statement and shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or such director, officer or participating or controlling Person.

9. Certain Additional Limitations on Registration Rights. Notwithstanding the other provisions of this Agreement, the Company shall not be obligated to register the Registrable Securities of any Holder (i) if such Holder or any underwriter of such Registrable Securities shall fail to furnish to the Company necessary information in respect of the distribution of such Registrable Securities, or (ii) if such registration involves an underwritten offering, such Registrable Securities are not included in such underwritten offering on the same terms and conditions as shall be applicable to the other Securities being sold through underwriters in the registration or such Holder fails to enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwritten offering. In addition, each Selling Holder selling Equity Shares in an underwritten offering under a Registration Statement agrees to enter into a customary lock-up agreement with the managing underwriter for such offering agreeing not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act during the 90-day period beginning on the date of such underwritten offering (except as part of such registration), and the Company agrees to use its reasonable efforts to cause its directors and executive officers to enter into a lock-up agreement of the same term, in each case if and to the extent requested by the managing underwriter for such offering.

10. Limitations on Registration of Other Securities; Representation. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are as or more favorable taken as a whole than the registration rights granted to the Holders hereunder unless the Company shall also give such rights to the Holders hereunder.

11. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities, which is inconsistent in any material respects with the rights granted to the Holders in this Agreement.

12. Selection of Managing Underwriters. In the event the Investor requesting a Demand Registration has, or the Participating Demand Holders have, requested an underwritten offering, or the Holders of Registrable Securities covered by a Shelf Registration Statement have requested an underwritten offering, the underwriter or underwriters shall be selected by the Investor, the Participating Demand Holders holding a majority of the shares being so registered, or the Selling Holders requesting an underwritten offering under the Shelf Registration (as the case may be) and shall be approved by the Company, which approval shall not be unreasonably withheld or delayed, provided, (i) that all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of Registrable Securities, (ii) that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holders of Registrable Securities, and (iii) that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, the Registrable Securities of such Holder and such Holder’s intended method of distribution and any other representations required by law or reasonably required by the underwriter. Subject to the foregoing, all Holders proposing to distribute Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw all its Registrable Securities by written notice to the Company, the managing underwriter and the other Holders participating in such registration. The securities so withdrawn shall also be withdrawn from registration.

13. Miscellaneous.

(a) Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of the Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(b) Amendments and Waivers; Assignment. (i) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and a majority in interest of the Holders or, in the case of a waiver, by the party or parties against whom the waiver is to be effective; provided, however, that waiver by the Holders shall require the consent of a majority in interest of the Holders.

(ii) No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c) Notice Generally. All notices, request, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by notice given in accordance with this Section 13(c):

(i) If to the Investor, at such address set forth on the signature page hereto or at such other address as may be substituted by notice given as herein provided.

(ii) If to any other Holder, at its last known address appearing on the books of the Company maintained for such purpose.

(iii) If to the Company, at

8 Local Shopping Complex

Pushp Vihar, Madangir

New Delhi, 110062

India

Attention: Chief Financial Officer

Facsimile: +91 11 4940 9800

or at such other address as may be substituted by notice given as herein provided.

(d) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The registration rights of any Holder with respect to any Registrable Securities may be transferred to any Person who is the transferee of such Registrable Securities. The Company shall have received, as a condition to the effectiveness of such transfer, notice of such transfer and a written agreement of the transferee to be bound by the provisions of this Agreement. All of the obligations of the Company hereunder shall survive any such transfer. Except as provided in Section 8, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

(e) Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

(f) Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(i) Any claim, action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be heard and determined in any New York state or federal court sitting in The City of New York, County of Manhattan, and each of the parties hereto hereby consents to the nonexclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom in any such claim, action, suit or proceeding) and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such claim, action, suit or proceeding in any such court or that any such claim, action, suit or proceeding that is brought in any such court has been brought in an inconvenient forum.

(ii) Subject to applicable law, process in any such claim, action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing and subject to applicable law, each party agrees that service of process on such party as provided in Section 11.02 shall be deemed effective service of process on such party. Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. WITH RESPECT TO ANY SUCH CLAIM, ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT, EACH OF THE PARTIES IRREVOCABLY WAIVES AND RELEASES TO THE OTHER ITS RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH PROCEEDING.

(g) Agent for Service of Process. (c) As long as any of the Registrable Securities remain outstanding, the Company will at all times have an authorized agent in the City of New York, upon whom process may be served in any legal action or proceeding arising out of or relating to this Agreement. Service of process upon such agent and written notice of such service mailed or delivered to the Company shall to the fullest extent permitted by applicable law be deemed in every respect effective service of process upon the Company in any such legal action or proceeding. The Company hereby appoints CT Corporation System as its agent for such purpose, and covenants and agrees that service of process in any suit, action or proceeding may be made upon it at the office of such agent at 111 Eighth Avenue, New York, NY 10011. Notwithstanding the foregoing, the Company may, with prior written notice to the Holders, terminate the appointment of CT Corporation System and appoint another agent for the above purposes so that the Company shall at all times have an agent for the above purposes in the City of New York.

(h) Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(i) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

(j) Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

(k) Construction. Each party hereto acknowledges and agrees it has had the opportunity to draft, review and edit the language of this Agreement and that no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any dispute relating to, in connection with or involving this Agreement. Accordingly, the parties hereto hereby waive the benefit of any rule of law or any legal decision that would require, in cases of uncertainty, that the language of a contract should be interpreted most strongly against the party who drafted such language.

[Signature appears on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AZURE POWER GLOBAL LIMITED

By:
Name:
Title:

CDPQ INFRASTRUCTURES ASIA PTE LTD.

By:
Name:
Title:

By:
Name:
Title:

Address for Notice:

CDPQ Infrastructures Asia Pte Ltd.
1 Raffles Quay #21-01
Singapore 048583
Facsimile: +65 6800 4870
Email: ccabanes@cdpq.com
Attention: Cyril Cabanes

With a copy (which shall not constitute notice) to:

Caisse de dépôt et placement du Québec
Édifice Jacques-Parizeau
1000, place Jean-Paul Riopelle
Montréal, Québec H2Z 2B3
Facsimile: 514-842-4833
Email: fduquette@cdpq.com
Attention: François Duquette

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Facsimile: 212-757-3990
Email: agivertz@paulweiss.com
Attention: Adam M. Givertz

EXHIBIT A-3

PARTICIPATION IN PROJECTS

Investment Instruments	The interest in an AssetCo subscribed by the Investor shall rank pari passu with all the other equity or other similar instruments in that AssetCo.

Board composition	Investor shall be offered representation on AssetCo’s board proportional to its investment (with at least one director to be appointed by the Investor).

Post-Investment equity percentage	A significant minority stake by the Investor in each applicable AssetCo.

Customary representations and warranties; covenants and conditions to completion

•       Customary representations, warranties and indemnities will be required from AZI and the AssetCo(s) on a joint and several basis.

•       Representations and warranties to be given both on signing and completion.

•       Such warranties and indemnities shall be on an arm-length basis and include but not be limited to those relating to compliance with laws, ownership of assets, material contracts and financing arrangements and/or loans remaining valid and effective post completion and other business and title warranties.

•       Customary pre-completion covenants / standstill provisions including but not limited to restrictions against material adverse change and disposal of assets are anticipated.

Reserved Matters	These matters would require the consent of the director nominated by CDPQ / CDPQ (as a shareholder) when decided at the board / shareholder meetings respectively (as the case may be). Such reserved matters to be detailed in the definitive investment agreement of each AssetCo and are subject to requisite approvals, each of which the Issuer will use its best efforts to obtain.

Exit Rights

ROFO

In case of any proposed sale of any power project assets or equity securities of AssetCo in which Investor then holds an equity interest (whether through a single or series of transactions), the Investor shall have a right of first offer.

Tag Rights

In case of a proposed sale of such number of shares / compulsorily convertible instruments constituting more than 50% of the shareholding of any AssetCo in which Investor then holds an equity interest on a fully diluted basis (whether through a single or series of transactions), the Investor shall have tag along rights.

Drag Rights

In case shareholders holding 90% of the shareholding of any AssetCo in which Investor then holds an equity interest on a fully diluted basis are desirous of selling their entire shareholding in any AssetCo (whether through a single or series of transactions), such selling shareholders would collectively have a Drag Right on all the remaining shareholders in each such AssetCo.